                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              BADGER METER, INC.
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                           [BADGER METER, INC. LOGO]

                               BADGER METER, INC.

                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 1997

     The Annual Meeting of the Shareholders of Badger Meter, Inc. (the "Company") will be held at THE MILWAUKEE CLUB, 706 North Jefferson Street, Milwaukee, Wisconsin, 53202, on Friday, April 25, 1997, at 8:30 a.m. local time, for the following purposes:

          1. To elect ten directors to serve for the ensuing year;

          2. To adopt the Badger Meter, Inc. 1997 Stock Option Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 28, 1997 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Holders of Common Stock will be entitled to one vote per share so held. Holders of Class B Common Stock will be entitled to ten votes per share so held.

     Please vote the enclosed proxy form, sign and return it in the envelope provided. You retain the right to revoke the proxy at any time before it is actually voted.

                                          By Order of the Board of Directors

                                          Deirdre C. Elliott, Secretary

April 1, 1997

                               BADGER METER, INC.
                           4545 WEST BROWN DEER ROAD
                           MILWAUKEE, WISCONSIN 53223

                                PROXY STATEMENT

To the Shareholders of
BADGER METER, INC.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 8:30 a.m. local time, Friday, April 25, 1997, at THE MILWAUKEE CLUB, 706 North Jefferson Street, Milwaukee, Wisconsin 53202, and at any adjournments or postponements thereof.

     Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by giving notice to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and any adjournments or postponements thereof.

     The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on February 28, 1997. As of the record date, the Company had 1,213,904 shares of Common Stock (the "Common Stock") of the Company outstanding and entitled to one vote per share, and 562,785 shares of Class B Common Stock (the "Class B Common Stock") of the Company outstanding and entitled to ten votes per share. As of the record date, the total number of votes represented by shares of Common Stock and Class B Common Stock was 6,841,754 votes, consisting of 1,213,904 votes represented by outstanding shares of Common Stock and 5,627,850 votes represented by outstanding shares of Class B Common Stock. These shares do not reflect the 2-for-1 stock split payable April 18, 1997 to shareholders of record on March 27, 1997.

     This Proxy Statement is being furnished to shareholders of the Company on or about April 1, 1997.

                      NOMINATION AND ELECTION OF DIRECTORS

     At the Meeting, holders of Common Stock and Class B Common Stock, voting as a single class, shall be entitled to elect ten directors. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

     Proxies received representing one vote per share of Common Stock or representing ten votes per share of Class B Common Stock will, unless otherwise directed, be voted in favor of the election of each of the ten persons named below to serve as directors until the next Annual Meeting of Shareholders or until their respective successors have been duly appointed, or until their prior death, resignation or removal.

     Listed below are the names of the nominees of the Board of Directors for the office of director for the ensuing year, together with certain additional information concerning each such nominee. The ten nominees are presently directors of the Company. If any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, shall have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

           NAME AND POSITION                                                                   DIRECTOR
             WITH COMPANY                 AGE    BUSINESS EXPERIENCE DURING LAST FIVE YEARS     SINCE
           -----------------              ---    ------------------------------------------    --------
James L. Forbes........................   64    Badger Meter, Inc.: President and Chief          1981
  President and Chief Executive Officer         Executive Officer.

Robert M. Hoffer.......................   76    WICOR, Inc. (a holding company): Retired         1967
                                                Chairman and Chief Executive Officer.
                                                Wisconsin Gas Company (gas distribution
                                                utility): Retired Chairman and Chief
                                                Executive Officer.

Charles F. James, Jr...................   65    Milwaukee School of Engineering: Vice            1986
                                                President of Academics. Formerly, University
                                                of Wisconsin -- Milwaukee: Dean of the
                                                College of Engineering and Applied Science.

Kenneth P. Manning.....................   55    Universal Foods Corporation (an international    1996
                                                manufacturer and marketer of food
                                                ingredients): President and Chief Executive
                                                Officer. Formerly, President.

Andrew J. Policano.....................   47    University of Wisconsin: Dean of the School      1997
                                                of Business.

Donald J. Schuenke.....................   68    Northern Telecom Limited (a                      1982
                                                telecommunications company): Chairman.
                                                Northwestern Mutual Life Insurance Company:
                                                Retired Chairman and Chief Executive Officer.

John J. Stollenwerk....................   57    Allen-Edmonds Shoe Corporation (a                1996
                                                manufacturer and marketer of shoes): Owner
                                                and President.

Pamela B. Strobel......................   44    Commonwealth Edison Co. (an electric             1995
                                                utility): Vice President and General Counsel.
                                                Formerly, Sidley & Austin Law Firm: Partner

James O. Wright........................   76    Badger Meter, Inc.: Chairman of the Board.       1948
  Chairman of the Board

James O. Wright, Jr....................   51    The Wright Tax Service: Owner.                   1978

     Messrs. James O. Wright, James L. Forbes and James O. Wright, Jr. may be deemed to "control" the Company because of their voting power over 336,329 shares of Class B Common Stock and 13,828 shares of Common Stock. This stock held in the Badger Meter Voting Trust represents 3,377,118 votes or approximately 49.4% of the votes represented by outstanding shares of Common Stock and Class B Common Stock. (See "Stock Ownership of Management and Others.") James L. Forbes and James O. Wright each have additional voting power over 16,698 shares of Common Stock and 154,656 shares of Class B Common Stock as trustees of the Badger Meter Officers' Voting Trust, for total voting power over 30,526 shares of Common Stock and 490,985 shares of Class B Common Stock, representing 4,940,376 votes or approximately 72.2% of the votes represented by outstanding shares of Common Stock and Class B Common Stock.

     Mr. James O. Wright, Jr. is the son of James O. Wright, Chairman of the Company.

     Certain directors of the Company also serve as directors of other companies, some of which are publicly held. Mr. Forbes is a director of Firstar Trust Company, Firstar Corporation, Universal Foods Corporation, Journal Communications, Inc. and United Wisconsin Services, Inc. Mr. Manning is a director of Universal Foods Corporation and Firstar Trust Company. Mr. Policano is a director of National Guardian Life Insurance Company. Mr. Schuenke is a director of A. O. Smith Corporation, Northern Telecom Limited,

Federal Home Loan Mortgage Corporation and Allen-Edmonds Shoe Corporation. Mr. Stollenwerk is a director of Allen-Edmonds Shoe Corporation, Northwestern Mutual Life Insurance Company, Firstar Bank Milwaukee, N.A., and Koss Corporation. Mr. James O. Wright is a director of Marshall & Ilsley Corporation.

COMMITTEES, MEETINGS AND ATTENDANCE

     The Board of Directors of the Company had six standing committees at various times during 1996: Audit, Compensation, Compliance, Nominating, Employee Benefit Plans and Technology. As of November, 1996, the Compensation Committee and the Nominating Committee were merged into one committee, the Management Review Committee, which consists of Messrs. Schuenke (Chairman), Hoffer and Stollenwerk, all non-employee directors.

     The Audit Committee, which met twice in 1996, consists of Messrs. Hoffer (Chairman) and Schuenke and Ms. Strobel. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any non-audit services performed by the Company's independent auditing firm.

     The Compensation Committee, which met in January, 1996 for determination of base compensations for the year 1996, and in January, 1997, as the Management Review Committee, to determine bonuses for 1996, base compensation for 1997 and grants of stock options, consists of Messrs. Schuenke (Chairman), Hoffer and Stollenwerk. The Management Review Committee reviews and establishes all forms of compensation for the officers of the Company, and administers the Company's benefit plans including the Restricted Stock Plan, the 1989 Stock Option Plan, the 1993 Stock Option Plan and the 1995 Stock Option Plan.

     The Compliance Committee, which met twice in 1996, consists of Ms. Strobel (Chairman), and Messrs. Hoffer, James, Wright and Wright, Jr. The Compliance Committee monitors the Company's compliance with the Company's policies governing activities which include but are not limited to business ethics, environment, safety, diversity and quality processes.

     The Nominating Committee, which met twice in 1996, consisted of Messrs. Forbes (Chairman), Schuenke, Wright and Wright, Jr. The Nominating Committee, which merged into the Management Review Committee in November 1996, selected nominees for the Company's Board of Directors and reviewed the succession of management. This committee considered nominees for director recommended by the shareholders but has no established procedures which must be followed. These functions are now performed by the Management Review Committee.

     The Employee Benefit Plans Committee, which met three times in 1996, consists of Messrs. Wright, Jr. (Chairman), Hoffer, Schuenke and Wright. The Employee Benefit Plans Committee oversees the administration of the Company's pension plans, savings plans, employee stock ownership plans and other retirement plans.

     The Technology Committee, which met twice in 1996, consists of Messrs. James (Chairman), Stollenwerk and Wright. This committee assesses the development and maintenance of the technologies used by the Company in all aspects of the Company's operations.

     The Board of Directors held five meetings in 1996. All directors attended at least 75% of the meetings of the Board of Directors and committees on which they serve.

DIRECTOR COMPENSATION

     All directors who are not employees of the Company were compensated at the rate of $1,200 for each Board of Directors meeting that they attended and were reimbursed for out-of-pocket travel, lodging and meal expenses. Directors who are not employees of the Company were paid additional fees of $750 per month and were compensated at the rate of $750 for each committee meeting they attended. Non-employee members of the committees are compensated an additional $250 for out-of-town or all-day meetings.

     Effective January 1, 1996, the non-employee directors of the Company participate in the same long-term incentive plan as certain members of the management group. Under the terms of the plan, the directors earn cash bonuses based on the same earnings growth objectives as other participants. The maximum amount that a director can earn under the long-term incentive plan is less than $10,000 per year.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of February 28, 1997, the number of shares of the Company's Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and/or Class B Common Stock (as reported to the Securities and Exchange Commission). Beneficial ownership of shares is reported in the following table and footnotes in accordance with the beneficial ownership rules promulgated by the Securities and Exchange Commission. Such rules define "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to such security.

     Compliance with these rules results in overlapping beneficial ownership of shares. Therefore, certain shares set forth in the table below are reported as being beneficially owned by more than one person. Although the beneficial owners of shares of Class B Common Stock are deemed to beneficially own an equal number of shares of Common Stock, due to the convertibility of Class B Common Stock into Common Stock, no "double counting" with respect to the two classes of Common Stock is reported.

     In the aggregate, approximately 117,448 shares of Common Stock and 490,985 shares of Class B Common Stock, representing an aggregate of 5,027,298 votes or approximately 73.4% of the votes represented by the aggregate outstanding shares of Common Stock and Class B Common Stock, are beneficially held by directors and officers of the Company as a group.

        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF BADGER METER, INC.
          COMMON STOCK(1) (UNLESS DESIGNATED AS CLASS B COMMON STOCK)

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
                                OPTIONS            SOLE                SHARED                      OWNED AND
                              EXERCISABLE       BENEFICIAL           BENEFICIAL                 PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)         OWNERSHIP(2)                  OUTSTANDING
           ----              --------------    ------------         ------------                ----------------
James O. Wright
  Common Stock(1)..........       3,750              790(4)            31,526(3)(5)                  36,066
                                                                             (7)(8)                     3.0%
  Class B Common Stock.....                                           490,985(3)(5)                 490,985
                                                                             (7)                       87.2%
James L. Forbes
  Common Stock(1)..........       2,775            2,827(3)(4)         30,526(3)(5)(6)               35,928
                                                                                                        3.0%
  Class B Common Stock.....                       42,738(3)           490,985(3)(5)                 490,985
                                                                                                       87.2%
Robert M. Hoffer
  Common Stock(1)..........       3,750              750                                              4,500
                                                                                                        0.3%
Charles F. James, Jr.
  Common Stock(1)..........       3,750              250                  300                         4,300
                                                                                                        0.3%
Kenneth P. Manning
  Common Stock(1)..........                          100                                                100
Andrew J. Policano
  Common Stock(1)..........                                                                               0
Donald J. Schuenke
  Common Stock(1)..........       3,750            1,750                                              5,500
                                                                                                        0.4%

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
                                OPTIONS            SOLE                SHARED                      OWNED AND
                              EXERCISABLE       BENEFICIAL           BENEFICIAL                 PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)         OWNERSHIP(2)                  OUTSTANDING
           ----              --------------    ------------         ------------                ----------------
John J. Stollenwerk
  Common Stock(1)..........       3,750            1,250                                              5,000
                                                                                                        0.4%
Pamela B. Strobel
  Common Stock(1)..........       3,750            1,200                                              4,950
                                                                                                        0.4%
James O. Wright, Jr.
  Common Stock(1)..........       3,750              875               13,828(5)                     18,453
                                                                                                        1.5%
  Class B Common Stock.....                        2,000(5)           336,329(5)(7)                 336,329
                                                                                                       59.8%
Robert D. Belan
  Common Stock(1)..........       6,866              613(4)                                           7,479
                                                                                                        0.6%
  Class B Common Stock.....                        8,759(3)                                           8,759
                                                                                                        1.6%
Ronald H. Dix
  Common Stock(1)..........       6,466            4,000(4)            28,398(3)(6)                  38,864
                                                                                                        3.2%
  Class B Common Stock.....                       11,108(3)           154,656(3)                    154,656
                                                                                                       27.5%
William H. Vander Heyden
  Common Stock(1)..........       2,700            2,619(3)(4)            200                         5,519
                                                                                                        0.5%
  Class B Common Stock.....                       24,252(3)                                          24,252
                                                                                                        4.3%
Richard A. Meeusen
  Common Stock(1)..........       1,666               53(4)                                           1,719
                                                                                                        0.1%
  Class B Common Stock.....                        5,176(3)                                           5,176
                                                                                                        0.9%
All Directors and Officers
  as a Group (17 persons,
  including those named
  above)
  Common Stock(1)..........      55,914           19,386(3)(4)         43,726(3)(5)(6)              117,448
                                                                             (7)(8)                     9.2%
  Class B Common Stock.....                      105,351(3)(5)        490,985(3)(5)(7)              490,985
                                                                                                       87.2%
William H. Alverson
  780 N. Water Street
  Milwaukee, WI 53202
  Class B Common Stock.....                                            45,434(5)(7)                  45,434
                                                                                                        8.1%
Edwin P. Wiley
  777 East Wisconsin Avenue
  Milwaukee, WI 53202
  Common Stock(1)..........       3,000              100               14,028(5)(7)                  17,128
                                                                                                        1.4%
  Class B Common Stock.....                          100              249,372(5)(7)                 249,472
                                                                                                       44.3%
William C. Wright
  11740 N. Port
  Washington Road
  Mequon, WI 53092
  Class B Common Stock.....                                            45,434(5)(7)                  45,434
                                                                                                        8.1%

                                                                                                NUMBER OF SHARES
                                                                                                  BENEFICIALLY
                                OPTIONS            SOLE                SHARED                      OWNED AND
                              EXERCISABLE       BENEFICIAL           BENEFICIAL                 PERCENT OF CLASS
           NAME              WITHIN 60 DAYS    OWNERSHIP(2)         OWNERSHIP(2)                  OUTSTANDING
           ----              --------------    ------------         ------------                ----------------
John F. Callan
  777 East Wisconsin Avenue
  Milwaukee, WI 53202
  Class B Common Stock.....                                           175,000(5)(7)                 175,000
                                                                                                       31.1%
Dimensional Fund Advisors
  Inc.
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
  Common Stock(1)..........                       40,200(9)            63,300                        63,300
                                                                                                        5.3%
  Class B Common Stock.....                       49,600(9)                                          49,600
                                                                                                        8.8%
Heartland Advisors, Inc.
  790 N. Milwaukee Street
  Milwaukee, WI 53202
  Common Stock(1)(10)......                      189,750              208,250                       208,250
                                                                                                       17.2%
T. Rowe Price Associates,
  Inc. 100 E. Pratt Street
  Baltimore, MD 21202
  Common Stock(1)..........                       61,000(11)                                         61,000
                                                                                                        5.0%

-------------------------
 (1) Class B Common Stock is convertible on a share-for-share basis into Common Stock at any time at the discretion of the holder thereof. As a result, a holder of Class B Common Stock is deemed to beneficially own an equal number of shares of Common Stock which such shareholder acquires upon the conversion of Class B Common Stock. However, in order to avoid overstatement of the aggregate beneficial ownership of Common Stock and Class B Common Stock, the Common Stock reported as beneficially owned does not include Common Stock which may be acquired upon the conversion of Class B Common Stock. Similarly, the percentage of outstanding Common Stock beneficially owned is determined with respect to the total number of shares of Common Stock outstanding as of February 28, 1997 (1,213,904 shares), which does not include shares of Common Stock which may be issued upon conversion of Class B Common Stock.

 (2) Unless otherwise indicated, the beneficial owner has sole investment and voting power or shared voting and investment power over the reported shares.

 (3) The Badger Meter Officers' Voting Trust ("Officers' Trust"), of which James
     O. Wright, Ronald H. Dix and James L. Forbes are trustees, holds 16,698 shares of Common Stock and 154,656 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Officers' Trust have the right to vote all shares of Company stock held therein. Whenever beneficiaries of the Officers' Trust possessing trust interests representing in the aggregate at least 75% of all the votes represented in the Officers' Trust direct the sale or other disposition of shares and dissolution of the trust, the trustees must make the sale or other disposition. When all of the trustees agree and beneficiaries possessing trust interests representing in the aggregate a majority of all of the votes represented in the Officers' Trust give their written approval of the sale or other disposition of shares, the trustees may make the sale or other disposition. The Officers' Trust will exist for 30 years from December 18, 1992 to December 18, 2022 and thereafter for additional 30-year renewal periods unless earlier terminated by a vote of beneficiaries holding 75% or more of the votes in the Officers' Trust or by applicable law.

     The Officers' Trust has a $1,500,000 bank credit line used to assist officers in financing the purchase of Company stock. Loans to the Officers' Trust are guaranteed by the Company and the stock purchased by the officers using this credit facility is pledged to the Company to secure the loans. The Officers'

     Trust holds shares with a value more than sufficient to cover the credit line. All officers, including the named executive officers, have purchased Company stock using this credit facility.

     Messrs. Wright, Dix and Forbes all share voting power in all of the shares deposited in the Officers' Trust. Beneficiaries of the Officers' Trust have sole investment power over only those shares individually deposited in the Officers' Trust. Mr. Dix has sole investment power over 11,108 shares of Class B Common Stock. Mr. Forbes has sole investment power over 200 shares of Common Stock and 42,738 shares of Class B Common Stock. Messrs. Belan, Meeusen and Vander Heyden have sole investment power (but no voting power) over 8,759, 5,176 and 24,252 shares of Class B Common Stock, respectively. Mr. Vander Heyden also has sole investment power over 589 shares of Common Stock.

 (4) In conjunction with the Badger Meter, Inc. Employee Savings and Stock Ownership Plan, Common Stock included in the preceding table has been allocated to the following directors and/or officers as follows: James O. Wright, 540 shares; James L. Forbes, 2,627 shares; Robert D. Belan, 613 shares; Ronald H. Dix, 1,320 shares; William H. Vander Heyden, 2,030 shares; Richard A. Meeusen, 53 shares; and all officers as a group (including Messrs. Wright and Forbes) 8,358 shares. A person who has been allocated shares pursuant to this plan has sole voting power but no investment power with respect to these shares.

 (5) The Badger Meter Voting Trust ("Voting Trust"), of which James O. Wright, James L. Forbes and James O. Wright, Jr. are trustees, holds 13,828 shares of Common Stock and 336,329 shares of Class B Common Stock. The address of the trustees is 4545 West Brown Deer Road, Milwaukee, WI 53223. The trustees of the Voting Trust have the right to vote all shares of Company stock held therein. The Voting Trust will exist for 30 years beyond the lives of certain members of the Wright family, unless earlier terminated by a vote of holders of Voting Trust certificates representing 75% of the stock then held therein or by applicable law. Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons, each of whom may have shared investment power over the shares listed, as follows: (a) 45,434 of the shares of Class B Common Stock reported as beneficially owned by Mr. William C. Wright (which includes the 45,434 shares reported as beneficially owned by William H. Alverson); (b) 13,828 shares of Common Stock and 249,372 shares of Class B Common Stock of the shares reported as beneficially owned by Edwin P. Wiley; (c) 13,828 shares of Common Stock and 205,352 shares of Class B Common Stock of the shares reported as beneficially owned by James O. Wright; (d) 106,680 of the shares of Class B Common Stock reported as beneficially owned by James
     O. Wright, Jr. and (e) 175,000 of the shares of Class B Common Stock reported as beneficially owned by John F. Callan. Mr. James O. Wright, Jr. has sole investment power over 2,000 shares of Class B Common Stock held in the Voting Trust.

 (6) Shares have been awarded pursuant to the Company's Restricted Stock Plan, which provides that a person who has been awarded restricted shares has no investment power or voting power in the shares but is entitled to receive the dividends until the expiration of the restricted period. All of the officers who held restricted shares deposited their stock in the Badger Meter Officers' Voting Trust on March 10, 1992 (see note 3 above). These shares are therefore reflected in the preceding table only for Messrs. Forbes, Wright and Dix solely as trustees of the Officers' Voting Trust. Restricted shares were also awarded to employees who are not Company officers. These shares are held by the BMI EBPA Company, which has sole voting power over those shares. Mr. Dix is a general partner of the BMI EBPA Company, and his shared voting power in these shares is therefore reflected in the preceding table.

 (7) The number of shares shown includes shares which are reported as beneficially owned solely because such persons are co-trustees of trusts for the benefit of various Wright family members, as follows: Edwin P. Wiley, 13,828 shares of Common Stock and 249,372 shares of Class B Common Stock; James O. Wright, Jr., 106,680 shares of Class B Common Stock; William H. Alverson, 45,434 shares of Class B Common Stock; James O. Wright, 13,828 shares of Common Stock and 205,352 shares of Class B Common Stock; William C. Wright, 45,434 shares of Class B Common Stock; and John
     F. Callan, 175,000 shares of Class B Common Stock. All of these shares are held in the Voting Trust (see note 5 above).

 (8) Includes 1,000 shares of Common Stock over which Mr. Wright has shared investment power and no voting power.

 (9) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 63,300 shares of Badger Meter, Inc. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(10) These securities are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(11) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1996.

                                                                                       LONG-TERM
                                                                                  COMPENSATION AWARDS
                                                                             -----------------------------
                                             ANNUAL COMPENSATION             PAYMENTS UNDER
                                    --------------------------------------     LONG-TERM       SECURITIES     ALL OTHER
        NAME AND           FISCAL                           OTHER ANNUAL     INCENTIVE PLAN    UNDERLYING    COMPENSATION
   PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)   COMPENSATION($)       ($)(4)        OPTIONS(#)       ($)(2)
   ------------------      ------   ---------   --------   ---------------   --------------    ----------    ------------
James L. Forbes..........   1996     330,356    163,000             0            33,747          4,340          2,250
  President and Chief       1995     306,647    107,105             0                 0              0          2,260
  Executive Officer         1994     291,891     90,000        52,000(1)              0              0          2,002
William H. Vander Heyden...  1996    212,235     59,996        29,558(1)         24,090          2,884          2,250
  President -- Industrial   1995     203,480          0             0                 0              0          2,260
                            1994     198,784     48,824             0                 0              0          2,002
Robert D. Belan..........   1996     181,574     70,680             0            20,348          2,436          2,250
  President -- Utility      1995     169,033     57,172             0                 0          2,500          2,260
                            1994     159,119     40,380             0                 0              0          2,000
Ronald H. Dix............   1996     143,235     45,850             0            15,437          1,848          2,250
  Vice President            1995     132,980     30,017             0                 0          2,500          2,260
  Admin. & Human            1994     124,925     28,154        28,814(1)              0              0          1,674
  Resources
Richard A. Meeusen.......   1996     138,913     44,030             0            15,904          6,904          2,040
  Vice President --         1995      18,569          0             0                 0              0              0
  Finance, Treasurer and    1994          --         --            --                --             --             --
  Chief Financial
     Officer(3)

-------------------------
(1) Mr. Vander Heyden in 1996 and Messrs. Forbes and Dix in 1994 were reimbursed for a portion of their estimated additional income taxes as the result of the expiration of restrictions on stock granted to them in 1988 for Mr. Vander Heyden and in 1986 for Messrs. Forbes and Dix pursuant to the Company's Restricted Stock Plan approved by the shareholders in 1984.

(2) Company contribution to Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP).

(3) Mr. Meeusen's employment with the Company began in November 1995.

(4) During 1996, each of the executive officers named in the table was designated as a participant under the Company's Long-Term Incentive Plan ("LTIP"). The LTIP provides annual cash bonuses to the named officers and other members of the management group with respect to a four or five year performance period. The awards are based upon annual attainment of earnings objectives for the period 1996 to 2000, as established by the Board of Directors. Maximum annual payments under this plan are $33,747, $24,090, $20,348, $15,437 and $15,904 for Messrs. Forbes, Vander Heyden, Belan, Dix and Meeusen, respectively. The maximum annual payment to each participant under the LTIP will be approximately 11.81% of his December 31, 1995 base salary. A maximum of three more annual payments may be made under the LTIP for the years 1997 to 2000.

     Certain benefits (including social club dues, automobile and legal and accounting services) were provided through the Company to the executive officers named in the table above. In 1996, the aggregate amount of such benefits for each of the executive officers named in the table did not exceed 10% of such officer's cash compensation.

OPTION GRANTS IN 1996

     The following table sets forth certain information concerning options to purchase Common Stock granted in 1996 to the individuals named in the Summary Compensation Table.

                                                        INDIVIDUAL GRANTS
                                 ----------------------------------------------------------------
                                             NUMBER OF
                                             SECURITIES    % OF TOTAL                                  CURRENT
                                             UNDERLYING     OPTIONS                                    PRESENT
                                              OPTIONS      GRANTED TO    EXERCISE OR                  VALUE AT
                                   TYPE       GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION      DATE OF
             NAME                OF OPTION     (#)(1)     FISCAL YEAR      ($/SH)         DATE        GRANT($)
             ----                ---------   ----------   ------------   -----------   ----------     --------
James L. Forbes................  Non-Qual        300          0.5%         $24.75       1/16/06        $ 1,266
James L. Forbes................    ISO         4,040          7.3%         $24.75       1/16/06        $17,049
William H. Vander Heyden.......    ISO         2,884          5.2%         $24.75       1/16/06        $12,170
Robert D. Belan................    ISO         2,436          4.4%         $24.75       1/16/06        $10,280
Ronald H. Dix..................    ISO         1,848          3.3%         $24.75       1/16/06        $ 7,799
Richard A. Meeusen.............  Non-Qual      5,000          9.0%         $24.75       1/16/06        $21,100
Richard A. Meeusen.............    ISO         1,904          3.4%         $24.75       1/16/06        $ 8,035

-------------------------
(1) Options identified as "non-qual" are non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended. "ISO" options are incentive stock options and are qualified options for purposes of the Internal Revenue Code of 1986, as amended. The option base price is the fair market value of the stock at the time of the grant. For non-qualified options, up to one-third of the options may be exercised one year after date of grant, up to two-thirds of the options granted may be exercised two years after date of grant and all of the options may be exercised three years after date of grant. The incentive stock options are exercisable one-quarter per year for four years. Termination of employment for any reason other than death, disability or retirement will result in the cancellation of the unexercisable options. The term of the options is ten years. The current present value at date of grant was computed under the Black-Scholes option pricing model using the following assumptions: risk-free interest rate of 5.5%; dividend yield of 3%; expected market price volatility factor of .168; and a weighted average expected life of five years.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the exercise in 1996 of options to purchase Common Stock by the five individuals named in the Summary Compensation Table and the unexercised options to purchase Common Stock held by such individuals at December 31, 1996.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                 ACQUIRED ON      VALUE        OPTIONS AT FY-END(#)            AT FY-END($)
             NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----                -----------   -----------   -------------------------   -------------------------
James L. Forbes................   None              N/A             3,710/3,330               $71,136/$45,371
William H. Vander Heyden.......   None              N/A             3,421/2,163               $67,199/$29,471
Robert D. Belan................   None              N/A             6,643/3,494              $127,909/$51,769
Ronald H. Dix..................    400           $8,300             6,096/3,053              $116,731/$45,761
Richard A. Meeusen.............   None              N/A               476/6,428                $6,486/$87,582

PENSION PLAN TABLE

     The Company maintained a defined benefit pension plan (the "Pension Plan") covering all domestic salaried employees including the above-named executive officers. Effective January 1, 1997, the Pension Plan was modified to become a "cash balance" plan. Under this approach, a participant has an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities. A starting balance was established for each participant based upon December 31, 1996 accrued benefits under the prior Pension Plan formula.

     Additional annual dollar amounts are credited to the accounts of participants with Pension Plan participation prior to January 1, 1997. These additional annual credits are 3% for those with less than 11 years; 4% for those with 11 to 20 years; and 5% for those with over 20 years. The additional credits will apply for years after 1996 for each year of continued employment but limited to the lesser of 15 years or the number of the participant's years of credited service as of December 31, 1996.

     At retirement, a participant may elect a cash payment of the account balance or a life annuity of equivalent value.

     Mr. Meeusen currently has no vested interest under the Plan, and is expected to receive retirement benefits determined in accordance with the new modified approach, which will generally result in the accumulation of 5% of his compensation each year, plus interest on the account balance.

     The remaining executive officers, because of their ages, are expected to obtain retirement benefits according to the prior pension plan formula, which has been retained under the modified Pension Plan as a minimum benefit for employees who had attained age 50 and completed 10 or more years of service as of December 31, 1996.

     Under the prior formula, the monthly pension at normal retirement (age 65) for all executive officers is equal to the sum of nine-tenths percent (0.9%) of the participant's average monthly compensation (based on the highest 60 months of the last 120 months compensation) multiplied by the participant's years of service, not to exceed 30; and six-tenths percent (0.6%) of the participant's average monthly compensation in excess of the taxable Social Security monthly wage base, multiplied by the participant's years of service, not to exceed 30. IRS regulations limit the amount of compensation to be considered in benefit calculations to $160,000 in 1997, and varying amounts for prior years. Participants whose compensation is in excess of the IRS limits also participate in a non-qualified unfunded supplemental retirement plan. Benefits are calculated to provide the participant the same pension benefits as if there was no compensation limit.

     Based on the assumption that retirement occurs at age 65, the following table shows the approximate annual retirement benefit payable from either the funded or unfunded plan to salaried employees retiring in 1996, based on the benefit formula described below.

  AVERAGE                            YEARS OF SERVICE
   ANNUAL     --------------------------------------------------------------
COMPENSATION    10         15         20         25         30         35
------------  -------   --------   --------   --------   --------   --------
  $150,000    $20,845   $ 31,268   $ 41,691   $ 52,114   $ 62,536   $ 62,536
   175,000     24,595     36,893     49,191     61,489     73,786     73,786
   200,000     28,345     42,518     56,691     70,864     85,036     85,036
   250,000     35,845     53,768     71,691     89,614    107,536    107,536
   300,000     43,345     65,018     86,691    108,364    130,036    130,036
   350,000     50,845     76,268    101,691    127,114    152,536    152,536
   400,000     58,345     87,518    116,691    145,864    175,036    175,036
   450,000     65,845     98,768    131,691    164,614    197,536    197,536
   500,000     73,345    110,018    146,691    183,364    220,036    220,036
   550,000     80,845    121,268    161,691    202,114    242,536    242,536

     Compensation covered by the Pension Plan is a participant's salary and bonus, as shown in the Summary Compensation Table, whether or not such compensation has been deferred at the participant's election.

     The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Company's unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

     The years of credited service under the Pension Plan for each individual named in the Summary Compensation Table are as follows: Mr. Forbes (17), Mr. Vander Heyden (34), Mr. Belan (12) and Mr. Dix (15). The current remuneration for these individuals for purposes of the Pension Plan is set forth in the Summary Compensation Table.

     In 1990, Messrs. Forbes, Vander Heyden and Dix agreed to the cancellation of substantially all of their post-retirement group term life insurance in exchange for an unfunded supplemental retirement plan. This plan provides for the payment of 20% of the participant's final monthly salary for 120 months after retirement. Assuming no increase in salary before retirement, they would be paid additional annual pensions of $66,000, $42,400, and $28,000, respectively. In 1995, Mr. James O. Wright, Chairman of the Board, and Chief Executive Officer from 1952-1986, was granted a supplemental retirement pension funded in part by existing life insurance policies. In 1996, Mr. Wright received $105,000 from this plan. Mr. Wright's payment is reviewed annually by the Management Review Committee. Mr. Belan is entitled to benefits under a non-qualified supplemental retirement plan for five years of service which he was granted at the time of his employment. The 12 years of credited service under the Pension Plan consists of five years under the non-qualified supplemental retirement plan and seven years under the qualified plan. Benefits are calculated to provide Mr. Belan with the same pension benefits as if all of his credited service was under the qualified plan.

BOARD MANAGEMENT REVIEW COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     At the November 15, 1996 meeting, the Board of Directors combined the responsibilities of the former Compensation Committee and former Nominating Committee into a new Management Review Committee. This new Committee has three independent, non-employee directors. Following the Committee's review and approval, all matters related to executive compensation are reported to the full Board of Directors.

     The charter of the Management Review Committee, as set forth in its bylaws, includes the following powers and duties:

           1. To recommend candidates to be nominated by the Board of Directors for election as directors of the Company at the next succeeding Annual Meeting of Shareholders;

           2. To recommend candidates to fill any unexpired term of the Board which may occur, and to consider nominees recommended by shareholders;

           3. To evaluate director performance;

           4. To review and consider management's program for the development and succession of management, including identifying and developing those individuals who have the character, intelligence, motivation, education, stamina, and personality to be top caliber executives;

           5. To recommend candidates to be nominated by the Board of Directors for election as Corporate officers and to make recommendations to the Board of Directors on the ratification of the divisional officers;

           6. To evaluate the performance of the Corporate officers;

           7. To review and approve all forms of compensation and fringe benefits for all Corporate officers, except assistant officers;

           8. To review recommendations and to grant shares of Restricted Stock, Stock Appreciation Rights, and Stock Options in accordance with their respective plans;

           9. To review and approve annually the Corporate Incentive Plans and incentives to be paid;

          10. To review and recommend to the Board fees and compensation of non-employee directors for service on the Board or its committees or to the Company in any capacity;

          11. To review and recommend to the Board all forms of compensation and fringe benefits to be provided to consultants to the Company; and

          12. To submit to the Corporate Secretary minutes of each meeting held by the Committee.

     The compensation policies which are used as a general guideline for the Committee as it carries out its powers and duties are:

          1. The design of executive pay programs intended to attract and retain qualified executive officers, motivate and reward performance;

          2. Achievement of annual incentive compensation levels is dependent upon the attainment of performance goals as approved by the Management Review Committee;

          3. Long-term incentive programs focus on the enhancement of shareholder value through the use of stock options and long-term cash incentives; and

          4. The Committee will use its judgment to achieve a fair and competitive compensation structure, utilizing both short-term and long-term plans, with fixed and variable components.

     In making its decisions, the Management Review Committee reviews:

          1. Competitive compensation data for organizations of similar size and similar business activity, considering both base salary and bonus data separately and on a combined basis;

          2. Financial performance for the Company as a whole and various operating units, relative to prior year, the budget and other meaningful financial data; and

          3. Personal performance, including objectives approved by the Management Review Committee and on a discretionary basis, where appropriate.

     The compensation program for the executive officers of the Company involves base salaries, short-term annual cash incentive bonuses and a long-term program using stock options and cash incentives.

     Base Salaries. Salary rate ranges are established for each officer position. The rate ranges are reviewed annually by the Management Review Committee, using data supplied by an independent consulting firm, on organizations of similar size and similar business activity. Similar size for 1996 was deemed as companies with sales between $100 million and $200 million. The companies in the performance peer group set forth on page 15 are limited to publicly-held companies. The compensation survey incorporates all companies of similar size, including privately-held companies, and has a broader definition of similar business activity, thereby providing the best basis for evaluating compensation relative to the companies that compete with the Company for executives. The data includes both salaries and total cash compensation. This process has been used by the Management Review Committee for the past seven years. Based on a review of the data, the Management Review Committee approved a 3.5 percent increase in the rate ranges for 1997. The Management Review Committee approved a 3.5 percent increase in the rate ranges for 1996 at its January, 1996 meeting. The Company's policy is to pay executives at market, so the midpoint of the rate range reflects compensation for similar positions in organizations of similar size and similar business. Each of the individual officers' compensation falls within the appropriate rate range.

     In establishing the compensation of each officer, including the President/Chief Executive Officer, the Management Review Committee is given a five-year history, including base salary, short-term incentive awards, and long-term compensation programs. The Committee is also furnished with a schedule showing the Common Stock and Class B Common Stock ownership of each officer, including options and restricted shares.

     The base compensation for each employee is established by first determining the employee's position within the applicable rate range and then considering various performance factors. For those employees who are managers of an operating unit, the financial performance of that particular unit, relative to the prior year, the budget and the current economic condition of the market being served are considered. Other non-financial objectives examined include any change in market share, new product development, customer service and the quality attainment of various products. Because the philosophy of the Company is one of long-term goals and objectives, greater weight is given to the long-term factors and lesser weight to the annual financial performance for base compensation considerations.

     Historically, all annual salary increases were effective on the hiring anniversary date of the executive officer. The Management Review Committee requested that the annual review date for executive officer compensation be changed to February 1 and the compensation increases were adjusted to reflect the change from anniversary date to February 1, 1997. Base salary increases approved by the Management Review Committee ranged from 1.26 to 6.2 percent, with the Chief Executive Officer being granted a 4.55 percent increase, after evaluation of the factors set forth above relative to each individual's circumstances and performance.

     Short-Term Incentive Plan. Under the short-term incentive plan, the maximum bonus payable is 50 percent of base salary for the President/Chief Executive Officer and 35-40 percent for the other officers. There are three factors to the short-term incentive plan. The financial factor, generally 50 percent of the overall bonus potential, is based on the attainment of a certain earnings per share threshold established for either the Company overall or the particular operating unit, approved at the beginning of each year by the Management Review Committee. The second factor, generally 25 percent of the incentive bonus potential, is a set of objectives for each officer, determined in advance and agreed to by the Management Review Committee. These objectives are non-financial and include such things as personnel development, product development, systems enhancements and compliance programs. The third factor, generally 25 percent of the short-term incentive bonus plan potential, is discretionary, giving the Management Review Committee the ability to compensate officers for outstanding individual performance, other than financial and specific items included in their objectives. Under the terms of the short-term incentive plan, bonuses cannot be paid on the objective or discretionary factors unless the minimum goal, for the overall corporation or for one of the operating units, based on earnings per share, is met. For 1996, the bonuses for the executive officers range from a low of 28.3 percent to a high of 49.4 percent. The President/Chief Executive Officer received a bonus of $163,000.

     In determining the individual short-term incentive awards, the financial factor was based on earnings per share of the corporation or the individual unit and the objective and discretionary factors were based upon the performance of the individual executive.

     For 1997, the short-term incentive plan will still have the same payout percentages, but the target will be operating earnings for the particular operating unit, Corporate, Division, strategic business unit or product line, whichever is appropriate, with greater weight being assigned to the financial factor, less weight to the objective factor and with the discretionary factor being eliminated.

     Long-Term Incentive Plans/Stock Option Plans. A long-term compensation program, which includes the Company's 1989 Stock Option Plan (the "1989 Plan"), the 1993 Stock Option Plan (the "1993 Plan") and the 1995 Stock Option Plan (the "1995 Plan"), presents an opportunity for the officers to gain or increase their equity interests in the Company. All of the stock options are granted at the market price on the date of grant.

     For the year beginning January 1996, the Company established a long-term incentive plan whereby members of the management group could earn bonuses based upon increases in earnings per share over the prior year. A cash bonus would be payable after four or five years if the annual increase in earnings per share met the objectives established by the Board of Directors. During the years, 1996-2000, the maximum annual bonus to be paid to a participant would be approximately 11.81 percent of his December 31, 1995 base salary. The Committee believes that the long-term incentive plan based on increases in earnings per share, ties management compensation to the shareholders' interest and is reasonable compared to other publicly held companies of similar size. The Management Review Committee amended the plan to permit the cash to be paid out annually if the maximum annual target was achieved or if the minimum annual target was achieved within the extension year. As originally designed, once the target earnings are achieved, the cash earned cannot be forfeited. By making the payments annually as earned, rather than one payment representing the aggregate of all of the years' achievements, the executive officers would increase their shareholdings earlier and would receive dividends annually.

     As a result of this amendment to the long-term incentive plan, the following payments were made: Mr. Forbes, $33,747; Mr. Vander Heyden, $24,090; Mr. Belan, $20,348; Mr. Meeusen, $15,904; and Mr. Dix, $15,437.

     At the January 23, 1997 Management Review Committee meeting, non-qualified stock options were granted to 13 employees in the amount of 250 shares each. No stock options were granted to any of the executive officers.

     Section 162(m) Limitations. It is anticipated all 1997 compensation to executives will be fully deductible under Section 162(m) of the Code and therefore the Management Review Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

     The foregoing report has been approved by all members of the Committee.

                                          The Management Review Committee
                                            Donald J. Schuenke, Chairman
                                            Robert M. Hoffer
                                            John J. Stollenwerk

        MANAGEMENT REVIEW COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Management Review Committee currently consists of Messrs. Schuenke, Hoffer and Stollenwerk. There are no Compensation Committee interlocks.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change since January 1, 1992 in (a) the total shareholder return on the Common Stock with (b) the total return on the American Stock Exchange Corporate Index and (c) the total return of a peer group made up of 14 companies in similar industries and with similar market capitalization as selected by an independent consulting firm. The graph assumes $100.00 invested on January 1, 1992. It further assumes the reinvestment of dividends. The returns of each component company in the peer group have also been weighted based on such company's relative market capitalization.

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET

         MEASUREMENT PERIOD                 100.00            100.00            100.00
        (FISCAL YEAR COVERED)
1992                                             118.08             98.15            101.37
1993                                             133.39            100.64            120.44
1994                                             171.70            128.36            106.39
1995                                             196.75            179.89            137.13
1996                                             293.05            231.86            144.70


* Peer Group consists of Badger Meter, Inc., Bio/Rad Labs, Candela Laser Corp., CEM Corp., Frequency Electronics, Innovex, Inc., K-Tron International, Inc., Keithly Instruments, Inc., Lasertechnics, Inc., Medar, Inc., Moore Products Company, Newport Corp., Research Frontiers, Inc. and TSI, Inc. Cimco, Inc. has been omitted from this year's Peer Group because it is no longer a publicly-held company.

                PROPOSED BADGER METER, INC. 1997 STOCK OPTION PLAN

  GENERAL

     The Board of Directors of the Company has adopted the Badger Meter, Inc. 1997 Stock Option Plan (the "Option Plan") to encourage key employees and directors of the Company and its subsidiaries to become shareholders or to increase their stock ownership of the Company. The Option Plan will become effective upon approval by the affirmative vote of the holders of a majority of the aggregate votes outstanding on Common Stock and Class B Common Stock of the Company present or represented at the Meeting (assuming a quorum is present or so represented). It is intended that certain of the options issued under the Option Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The remainder of the options issued under the Option Plan will constitute nonqualified stock options.

     The full text of the Option Plan is set forth as Exhibit A to this Proxy Statement and this brief description is qualified in its entirety by reference to the full text of the Option Plan. The Board of Directors of the Company believes that the Option Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for its long-term growth and financial success.

     Options may be granted to directors and key employees of the Company and its present and future subsidiaries. Approximately 250 employees are currently eligible to participate in the Option Plan.

     The Option Plan will be administered by the Management Review Committee of the Board of Directors (the "Committee") which shall consist of not less than two directors both of whom at the time they exercise discretion in administering the Option Plan will not, and for at least one year prior thereto will not have been, eligible for participation in the Option Plan as employees. The Company's Board of Directors chooses which directors will serve on the Committee. Subject to the express provisions of the Option Plan, the Committee has authority to interpret the Option Plan and make all other determinations necessary or advisable for the administration of the Option Plan.

     The Committee has complete authority, subject to the express provisions of the Option Plan, to select employees to participate in the Option Plan, and to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price, and the manner in which the options become exercisable, and to adopt other provisions as it deems necessary or desirable.

     The Option Plan provides for the grant of options representing up to an aggregate of 200,000 shares of Common Stock (adjusted to reflect the 2-for-1 stock split payable April 18, 1997), subject to adjustment as discussed below. If an option granted under the Option Plan expires, is canceled, or terminates unexercised as to any share of Common Stock subject thereto, or if shares of Common Stock are used to satisfy the Company's withholding tax obligations, such shares will again be available for purposes of the Option Plan. Shares which may be issued under the Option Plan may be authorized but unissued shares, or shares acquired by the Company and held in its treasury. The aggregate fair market value of Common Stock with respect to which any incentive stock options are exercisable for the first time by an optionee during any calendar year under the Option Plan or any other such plan of the Company shall not exceed $100,000. Grants of nonqualified stock options are not subject to this limitation. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, reorganization or recapitalization, merger, dissolution, combination or exchange of shares or other similar corporate change, the number of shares of stock subject to the Option Plan and the aggregate number of shares in outstanding option agreements shall be equitably adjusted by the Committee.

     The option price per share of Common Stock will be fixed by the Committee, but incentive stock options will not be less than 100% of the fair market value on the date the option is granted. The Committee will determine the expiration date of each option, but, in the case of an incentive stock option, such expiration date will not be later than ten (10) years after the date of grant. No option shall be assignable or transferable by an optionee except by will or the laws of descent and may be exercised during the life of the optionee only by the optionee, except that the Committee may determine the extent and manner in which optionees may designate a beneficiary to exercise the option after the optionee's death or transfer any option.

     An option may be exercised in full or in part by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. A notice of exercise will be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) with the consent of the Committee, shares of Common Stock of the Company; or (c) with the consent of the Committee, any combination of (a) and (b).

     The Board of Directors may amend, suspend, or terminate the Option Plan at any time, except that unless approved by the shareholders, no amendment shall
(i) increase the maximum number of shares issuable under the Option Plan, (ii) materially increase the benefits to employees under the Option Plan, (iii) change materially the class of persons eligible to participate in the Option Plan or (iv) change the number, price, expiration date or make any other material change to the options granted to directors hereunder. Termination of the Option Plan will not affect the rights of optionees under options previously granted to them. All unexpired options will continue until, by their own terms and conditions, they lapse or terminate. No incentive stock options may be granted after the tenth (10th) anniversary of the effective date of the Option Plan.

     An optionee has no rights as a shareholder with respect to any shares subject to any option until the date the option has been exercised, the shares have been fully paid, and a stock certificate has been issued.

     No awards have been made to date under the Option Plan. The Company cannot currently determine the awards that may be granted in the future to key employees under the Option Plan. Such determinations will be made from time to time by the Committee. During 1996, 72,084 options were granted to directors, named executive officers or key employees under the Badger Meter, Inc. 1995 Stock Option Plan or the Badger Meter, Inc. 1989 Stock Option Plan.

     On February 28, 1997, the closing price per share of the Common Stock on the American Stock Exchange was $44.875.

TAX CONSEQUENCES

     Certain options granted under the Option Plan are intended to be "incentive stock options" as defined in Section 422 of the Code ("ISO"). In general, an optionee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). If an optionee holds the shares received on exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, he will recognize no federal taxable income as a result of exercise and any gain (or loss) realized by the optionee on the disposition of the stock will be treated as a long-term capital gain (or loss), and no deduction is allowed to the Company. If the holding period requirements are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. Any additional gain on the disposition will be a long-term or short-term capital gain, depending on the length of time the shares were held. The Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is generally taxable to the optionee as ordinary income. The Company is entitled to a tax deduction in the same amount at the time income is recognized by the optionee. A subsequent disposition of the shares will give rise to long-term or short-term capital gain (or loss), depending on the length of time the shares are held, to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the shares on the date of exercise.

TAX WITHHOLDING

     Not later than the date as of which an amount first becomes includable in the gross income of the optionee for federal tax purposes with respect to any option granted under the Option Plan, the optionee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

     The Company may deduct and withhold from any cash payable to an optionee such amounts as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. With the consent of the Committee, an optionee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the optionee, or deliver to the Company shares of Common Stock with a fair market value equal to the amount required to be withheld. The Company may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

VOTE REQUIRED

     A majority of the votes present or represented at the Meeting (assuming a quorum is present) is required for approval of the Option Plan. The votes represented by the proxies received will be voted FOR approval of the adoption of the Option Plan, unless a vote against such approval or to abstain from voting is specifically indicated on the proxy. Consequently, any shares not voted at the Meeting, whether due to broker non-votes or otherwise (excluding abstentions), will have no impact on the outcome of the vote. Shares of Common Stock and Class B Common Stock as to which holders abstain from voting will be treated as votes against approval of the Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PLAN.

                              CERTAIN TRANSACTIONS

     The Company maintains a short-term credit line of $10,000,000 with Firstar Bank Milwaukee, N.A. During 1996, the maximum indebtedness under this short-term line of credit was $4,893,000. At February 28, 1997, $4,285,000 was the total indebtedness to Firstar Bank Milwaukee, N.A. Mr. Forbes is a director of Firstar Corporation (the parent corporation of Firstar Bank Milwaukee, N.A.). Mr. Stollenwerk is a director of Firstar Bank Milwaukee, N.A. The terms of the Company's credit lines with Firstar Bank Milwaukee, N.A. are comparable to those that would be obtained from an unaffiliated third party.

     The Company maintains a short-term credit line of $15,000,000 with the M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsley Corporation. During 1996, the maximum indebtedness under this short-term line of credit was $1,100,000. At February 28, 1997, the Company had no indebtedness to the M&I Marshall & Ilsley Bank on this credit line. Mr. James O. Wright is a director of Marshall & Ilsley Corporation. The terms of the Company's credit lines with the M&I Marshall & Ilsley Bank are comparable to those that would be obtained from an unaffiliated third party.

     Divisions of The Fall River Group supply castings to the Company. During 1996, the Company purchased $10,400,000 of castings from The Fall River Group. Charles F. Wright, the Chief Executive Officer of The Fall River Group, is a beneficiary of one of the trusts of which William C. Wright and William H. Alverson (who each report beneficial ownership of 8.1% of the Company's Class B Common Stock) are trustees. The amounts paid by the Company for the castings are at prevailing market rates.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, the Company's independent auditors for many years, has been selected to audit the Company and its subsidiaries for 1997.
Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that, during the year ended December 31, 1996, all reports required by Section 16(a) to be filed by the Company's insiders were filed on a timely basis, except that the Company inadvertently reported late on behalf of Mr. James O. Wright, in his status as a trustee, a single voting trust transaction which was exempt from Section 16(b). The voting trust transaction, however, was reported on a timely basis by the voting trust.

                                 OTHER MATTERS

     THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996. THE COMPANY WILL PROVIDE A COPY OF THIS FORM 10-K REPORT WITHOUT CHARGE TO EACH PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF SHARES OF COMMON STOCK OR CLASS B COMMON STOCK ON THE RECORD DATE FOR THE MEETING AND WHO SUBMITS A WRITTEN REQUEST FOR IT. REQUESTS FOR COPIES OF THE FORM 10-K SHOULD BE ADDRESSED TO SECRETARY, BADGER METER, INC., 4545 WEST BROWN DEER ROAD, P.O. BOX 23099, MILWAUKEE, WISCONSIN 53223.

     The cost of solicitation of proxies will be borne by the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

     The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

     A shareholder wishing to include a proposal in the proxy statement for the 1998 Annual Meeting of Shareholders must forward the proposal to the Company by November 28, 1997.

                                                   Deirdre C. Elliott
                                                      Secretary

April 1, 1997

                                                                       EXHIBIT A

                               BADGER METER, INC.
                             1997 STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Badger Meter, Inc. 1997 Stock Option Plan (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Company") and its shareholders by encouraging directors and key employees of the Company and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2. EFFECTIVE DATE

     The Plan shall become effective on the date of adoption by the Board of Directors of the Company (the "Board"), subject to the approval and ratification of the Plan by the shareholders of the Company within twelve (12) months of the date of adoption by the Board, and all options granted prior to such shareholder approval shall be subject to such approval.

3. ADMINISTRATION

     (a) The Plan shall be administered by the Management Review Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall qualify as a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

     If at any time the Committee shall not be in existence or not consist of directors who are qualified as "non-employee directors" as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

     (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, to waive any conditions or restriction with respect to any options, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4. ELIGIBILITY

     Any non-employee director ("Director") or key employee ("Employee") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Company or its Subsidiaries, shall be eligible to receive options under the Plan.

5. SHARES SUBJECT TO THE PLAN

     The shares which may be issued pursuant to options under the Plan shall be shares of the Company's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 200,000 shares, (adjusted to reflect the 2-for-1 stock split payable April 18, 1997), subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, or if shares of Stock are used to satisfy the Company's withholding tax obligations, such shares shall again be available for the granting of additional options under the Plan.

6. OPTION PRICE

     The option price per share of Stock shall be fixed by the Committee, but shall be not less than 100% in the case of Incentive Stock Options of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7. GRANT OF OPTIONS

     (a) Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

     (b) Notwithstanding the foregoing, each Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof, and who first became or becomes a Director after April 24, 1997, shall, upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, subject to adjustments as provided in paragraph 12, automatically receive an option to purchase 6,000 shares of Stock on that date. Any date on which a Director receives an option shall be referred to as a "Grant Date". Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

     (c) Notwithstanding the foregoing, each Director or future Director of the Company who is not an employee of the Company or any subsidiary or affiliate thereof shall upon approval of the Plan by the shareholders of the Company, or at the time of their first election to the Board, be entitled to receive an option to purchase 2,000 shares of Stock on that date in order to increase the Directors' stake in the future of the Company. Any date on which a Director receives an option shall be referred to as a Grant Date. Such options shall be Non-qualified Stock Options with an expiration date ten (10) years after the Grant Date. The option price per share shall be the closing price for a share of Stock on the Grant Date, or if such day is not a trading day, the next preceding trading day as quoted on the American Stock Exchange Transaction Reporting System.

8. OPTION PERIOD

     Except as set forth in paragraph 7, the Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9. MAXIMUM PER PARTICIPANT

     The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by a Director or Employee during any calendar year under the Plan or any other such plan of the Company or any Subsidiary shall not exceed $100,000.

10. EXERCISE OF OPTIONS

     An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; or
(b) with the consent of the Committee, by delivering to the Company shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); (c) with the consent of the Committee, by any combination of (a) and (b); or (d) by delivering (including by fax) to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker/dealer to sell or margin a sufficient portion of the shares of Stock and delivering the sale or margin loan proceeds directly to the Company to pay for the option price.

11. TRANSFERABILITY

     No option shall be assignable or transferable by a Director or an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Director or Employee only by the Director or Employee or his guardian or legal representative, except that an Employee may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the option after the Employee's death and (b) transfer any option.

12. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK

     In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares. The determination of the Committee as to any adjustment shall be final. Notwithstanding the foregoing, options subject to grant or previously granted to Directors under the Plan at the time of any capital adjustments shall be subject only to such adjustments as shall be necessary to maintain the relative proportionate interest of each Director and preserve, without exceeding, the value of such options.

13. CORPORATE MERGERS AND OTHER CONSOLIDATIONS

     The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another company and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

14. OPTION AGREEMENTS

     All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15. TRANSFER RESTRICTIONS

     Shares of Stock purchased under the Plan and held by any person who is an officer or Director of the Company, or who directly or indirectly controls the Company, may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933 or except in a transaction in compliance with Rule 144 under such Act or other transaction which, in the opinion of counsel for the Company, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

16. AMENDMENT OF PLAN

     Shareholder approval of any amendment of the Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Internal Revenue Code of 1986, as amended, or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the quotation or listing of the Stock thereon). The provisions of paragraphs 7(b) and 7(c) cannot be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

17. TERMINATION OF PLAN

     The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees or Directors under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18. TAX WITHHOLDING

     (a) The Company may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Company may require that the Employee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     (b) An Employee may be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the Employee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine.

19. RIGHTS AS A SHAREHOLDER

     A Director or an Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

20. MISCELLANEOUS

     The grant of any option under the Plan may also be subject to other provisions as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable Employees to defer recognition of taxable income relating to options; (b) the purchase of Stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange requirements.

                                     PROXY
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                               BADGER METER, INC.

     The undersigned does hereby constitute and appoint James O. Wright, James
L. Forbes and Deirdre C. Elliott, or any one or more of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on FRIDAY, April 25, 1997, at The Milwaukee Club, 706 North Jefferson Street, Milwaukee, Wisconsin, at 8:30 a.m. local time, and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Meeting or any adjournments or postponements thereof:


1.  Election of Directors     FOR all nominees listed below (except  WITHHOLD AUTHORITY
                                as marked to the contrary below)               to vote for all nominees listed below

JAMES L. FORBES, ROBERT M. HOFFER, CHARLES F. JAMES, JR., KENNETH P. MANNING, ANDREW POLICANO, DONALD J. SCHUENKE, JOHN J. STOLLENWERK, PAMELA B. STROBEL, JAMES O. WRIGHT AND JAMES O. WRIGHT, JR.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

________________________________________________________________________________

     2.  To adopt the Badger Meter, Inc. 1997 Stock Option Plan:

     FOR AGAINST ABSTAIN

and

     3. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof,

hereby revoking any other Proxy heretofore executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (to be signed on the other side)
                          (continued from other side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AND FOR THE ADOPTION OF THE BADGER METER, INC. 1997 STOCK OPTION PLAN.
     Dated ____________________________________________, 1997


     Signed  ________________________________________________
     (Signature of Shareholder)


     Signed  ________________________________________________
     (Signature if Jointly Held)
                                                 Please sign exactly as your
                                                 name appears on your stock
                                                 certificate as shown directly
                                                 to the left.  Joint owners
                                                 should each sign personally.
                                                 A corporation should sign in
                                                 full corporate name by duly
                                                 authorized officers.  When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, give full title as
                                                 such.


     PLEASE SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.